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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Safer, Inc.:
     A wholly owned subsidiary of Verdant Brands, Inc., incorporated under the laws of the State of Delaware.

Safer, Ltd.:
     A wholly owned subsidiary of Safer, Inc., incorporated under the laws of Canada.

Southern Resources, Inc.:
     A wholly owned subsidiary of Verdant Brands, Inc., incorporated under the laws of the State of Georgia.

Sureco, Inc.:
     A wholly owned subsidiary of Southern Resources, Inc., incorporated under the laws of the State of Georgia.

Peach County Property, Inc.:
     A wholly owned subsidiary of Southern Resources, Inc., incorporated under the laws of the State of Georgia.

Consep, Inc.:
     A wholly owned subsidiary of Verdant Brands, Inc., incorporated under the laws of the State of Oregon.

Pacoast, Inc. (d/b/a Pacoast Chemical Company; Protech Spray Service; Central California Ag Service)
     A wholly owned subsidiary of Consep, Inc., incorporated under the laws of the State of California.

Richard Hunt, Inc. (d/b/a Sierra Ag Chemical):
     A wholly owned subsidiary of Consep, Inc., incorporated under the laws of the State of California.

Valley Green Center, Inc.:
     A wholly owned subsidiary of Consep, Inc., incorporated under the laws of the State of Massachusetts.

Farchan Laboratories, Inc.:
     A wholly owned subsidiary of Consep, Inc., incorporated under the laws of the State of Florida.